John R. Danio, P.E.
Senior Associate
Telesto Nevada, Inc.
5490 Longley Lane
Reno, Nevada 89511
Telephone: 775.853.7666
Fax: 775.853.9191
Email: jdanio@telesto-inc.com

Certificate of Author

I, John R. Danio, P.E. do hereby certify that:

  I am a Senior Associate with Telesto Nevada, an engineering firm located in Reno, Nevada, USA,

  I graduated from the Colorado School of Mines with a Bachelor of Science Degree in Mining Engineering in 1973,

  I am a Registered Professional Engineer in the State of Colorado, No. 14996,

  I have practiced my profession as an engineer continuously since graduation for a total of 35 years,

  I have read the definition of "Qualified Person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of education, registration as a professional engineer and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101,

  I am responsible for the overall preparation of this report entitled "Preliminary Assessment of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA, dated September 2, 2008, and prepared for Gryphon Gold Corporation, (the "Preliminary Assessment"). I developed the capital and operating cost updates, mine plans and revenue estimates. My last personal inspection of the Borealis property was on 5 March 2008 for a duration of one day,

  My involvement with the Borealis property is to serve in a consulting capacity to Gryphon Gold assisting with the potential to open the property utilizing open pit, heap leach processing to produce gold and silver. This involvement has been from March 2008 through the present,

  As of the date of this certificate, to the best of my knowledge, information and belief, the Preliminary Assessment contains all scientific and technical information that is required to be disclosed to make the Assessment not misleading,

  I am independent of the issuer applying all of the tests of Section 1.4 of NI 43-101,

  I have read NI 43-101 and Form 43-101F1, and the Preliminary Assessment has been prepared in compliance with that instrument and that form,

  I consent to the filing of the Preliminary Assessment with the stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Preliminary Assessment.

Dated this 2nd day of September, 2008.

/s/ John R. Danio, PE

Signed John R. Danio, PE
Colorado Registered Professional Engineer
No. 14996